UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2015

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
2015 Stock Incentive Plan
On March 31, 2015, the Board of Directors of Endologix, Inc. (the “Company”) approved, subject to stockholder approval, the Company’s 2015 Stock Incentive Plan (the “Plan”), which was approved by the Company’s stockholders at the 2015 annual meeting of stockholders held on May 28, 2015 (the “Annual Meeting”). The Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, stock appreciation rights, stock payment awards, restricted stock units and dividend equivalents. Participants in the 2015 Plan may be granted any one of the equity awards or any combination thereof. The Plan authorizes the Company to grant awards covering up to an aggregate of 3,921,982 shares of the Company’s common stock. The Plan will be administered by the Compensation Committee of the Company. Any person who is an employee or consultant of the Company, or any person who is a non-employee director of the Company, is eligible to be designated by the Compensation Committee of the Company to receive awards and become a participant under the Plan. Unless earlier terminated, the Plan shall terminate on the tenth anniversary of the effective date of the Plan and no equity awards may be granted under the Plan thereafter.
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan and accompanying award agreements, copies of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Amendment of Amended and Restated 2006 Employee Stock Purchase Plan
On March 31, 2015, the Board of Directors approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated 2006 Employee Stock Purchase Plan (as amended, the “ESPP”), which was approved by the Company’s stockholders at the Annual Meeting, increasing the total number of shares purchasable thereunder by 500,000 shares, or from 2,558,734 shares to 3,058,734 shares.
The foregoing description of the ESPP amendment does not purport to be complete and is qualified in its entirety by reference to the ESPP, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on May 28, 2015 at its corporate headquarters located at 2 Musick, Irvine, California. As of April 13, 2015, the record date for the Annual Meeting, the Company had 67,418,357 shares of its common stock outstanding and entitled to vote, of which 61,788,678 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote at the Annual Meeting. The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders:
Proposal No. 1: The Company’s stockholders elected each of the two Class II nominees named below to serve on the Company’s Board of Directors for a three-year term expiring at the Company’s

2018 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Class I Nominee	Votes For	Votes Withheld	Broker Non-votes
John McDermott	54,895,489	1,016,560	5,876,629
Guido Neels	54,845,794	1,066,255	5,876,629
Proposal No. 2: The Company’s stockholders approved by advisory vote the compensation of the Company’s named executive officers detailed in the proxy statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,321,570	995,058	595,421	5,876,629
Proposal No. 3: The Company’s stockholders approved the Company’s 2015 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,645,248	780,388	8,486,413	5,876,629
Proposal No. 4: The Company’s stockholders approved an amendment to the Company’s Amended and Restated 2006 Employee Stock Purchase Plan, as amended, increasing the total number of shares purchasable thereunder by 500,000 shares, or from 2,558,734 shares to 3,058,734 shares.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
55,183,236	44,767	684,046	5,876,629
Proposal No. 5: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstaining
60,593,496	207,519	987,663

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	2015 Stock Incentive Plan, and forms of stock option award agreement and restricted stock unit award agreement.
10.2	Amended and Restated 2006 Employee Stock Purchase Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: June 1, 2015	/s/ Shelley B. Thunen
Shelley B. Thunen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2015 Stock Incentive Plan, and forms of stock option award agreement and restricted stock unit award agreement.
10.2	Amended and Restated 2006 Employee Stock Purchase Plan, as amended.